INTERIM EXECUTIVE EMPLOYMENT AGREEMENT
THIS INTERIM EXECUTIVE EMPLOYMENT AGREEMENT (hereinafter “Agreement”) is made and entered into effective as of October 20, 2025, by and between PETMED EXPRESS, INC., a Florida corporation (“Company”), and LESLIE C. G. CAMPBELL, an individual residing in the State of Florida (hereinafter called “Executive”).
RECITALS
WHEREAS, Company desires to retain the services of Executive as Interim Chief Executive Officer and President of Company upon the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, Executive desires to provide services to Company pursuant to the terms and conditions set forth in this Agreement
NOW THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
1.DUTIES AND SCOPE OF EMPLOYMENT.
(a)Position and Duties. During the Term of Employment (as defined below), Executive shall be employed by Company on an at-will basis as its Interim Chief Executive Officer and President, reporting to the Board of Directors of Company (the “Board”). As Interim Chief Executive Officer and President, Executive shall have such duties, powers, and responsibilities as are customarily assigned to a chief executive officer and president of a publicly held corporation. In addition, Executive shall have such other duties and responsibilities as the Board may reasonably assign to her from time to time that are commensurate with and customary for a senior executive officer bearing Executive’s experience, qualifications, title, and position. Executive’s employment by Company shall be full- time, and Executive agrees to diligently and conscientiously devote all of her business time and attention to the performance of Executive’s duties hereunder and will not engage in any other business, profession, occupation, or activity for compensation; provided she may serve on the board of directors of one or more other companies or organizations with the specific prior written approval of the Board and only as long as serving on such boards does not prevent her from effectively and competently performing her duties under this Agreement. Company hereby consents Executive’s continued service on the boards of directors of PointClickCare and Bideawee, so long as such continued service does not prevent her from effectively and competently performing her duties under this Agreement. Nothing herein shall prohibit or restrict Executive from managing Executive’s own personal investments and/or engaging in civic, community, charitable, educational, religious, or non-profit activities as long as such activities do not materially interfere with Executive’s performance of her duties to Company as provided in this Agreement. As Interim Chief Executive Officer and President, Executive will serve as Company’s “principal executive officer” for purposes of the rules and regulations of the Securities and Exchange Commission during the Term of Employment.

(b)Location of Employment Services. Executive will spend substantially all of her business time working from Company’s principal executive offices currently located in Delray Beach, Florida, subject to the reasonable travel needs associated with her duties.
(c)Subsidiaries and Affiliates. With respect to Company’s direct and indirect subsidiaries, affiliated corporations, partnerships, or joint ventures (collectively, “Related Entities”), Executive shall perform the above-described duties to promote these Related Entities and to promote and protect their respective interests to the same extent as the interests of Company without additional compensation. This shall include serving, at the direction of the Board, as an officer or on the board of directors of Related Entities.
(d)Service on Board of Directors; Position of Board Chair. Executive is a member of the Board, and Company shall, throughout the Term of Employment, nominate and recommend her election as member of the Board to the shareholders of Company. Executive shall continue to serve as Chair of the Board for no additional consideration, and her service as Chair shall continue until the earlier of her resignation or removal from that position or until her successor is duly elected. Nothing in this Agreement shall be construed as prohibiting the Board from removing or replacing Executive as Chair of the Board during or after the Term of Employment, and such removal or replacement shall not be deemed to be a termination of Executive’s employment hereunder.
2.COMPENSATION.
(a)Base Salary. During the Term of Employment, Executive shall be paid a base salary of One Million Three Hundred Thousand Dollars ($1,300,000) per year, pro-rated for any period less than twelve (12) months (the “Base Salary”). The Base Salary will be paid in accordance with Company’s customary payroll procedures and will be subject to tax and other applicable withholdings. The Base Salary may be increased by the Board (in its sole and absolute discretion), but not decreased, unless otherwise agreed to in writing by Executive or except in the case of a proportionate reduction in salary and wages of the senior management of Company.
(b)Benefits. Executive is eligible to receive such medical, health, and other benefits as are provided by Company, in its discretion, from time to time to its employees generally. Executive will also be eligible to participate in Company’s 401(k) plan on the same basis as Company’s employees generally. Nothing in this Agreement will preclude Company from amending or terminating any of the employee benefit plans or programs applicable to employees of Company as long as such amendment or termination is applicable to all similarly-situated employees.
(c)Vacation. Executive will receive four (4) weeks of vacation each calendar year, with such period prorated for the period of time she is employed for partial calendar years.
(d)Withholding. Company shall be entitled to deduct or withhold from any amounts owing from Company to Executive any federal, state, local or foreign withholding taxes, excise taxes or employment taxes imposed with respect to Executive’s compensation or other payments from Company, including wages, bonuses, distributions and/or the receipt or vesting of incentive equity.
(e)Reimbursement of Business Expenses. Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by Executive in connection with the performance of Executive's duties hereunder in accordance with Company's expense reimbursement policies and procedures and such other applicable policies and procedures as may be in effect from time to time, including without limitation any travel and expense policy and any code of conduct or code of ethics.
(f)Clawback Provisions. Notwithstanding any other provisions in this Agreement to the contrary, any bonus (if any) and other compensation paid to Executive will be subject to such potential clawback as may be required to be made pursuant to applicable federal or state law, or pursuant to applicable stock exchange listing requirements, governing potential clawback of executive compensation upon a determination by legal counsel to Company that clawback is required by federal or state law or applicable stock exchange listing requirements. Specifically, Executive agrees that she will be subject to, and shall comply with, the PetMed Express, Inc. Executive Compensation Recovery Policy.
3.TERM OF EMPLOYMENT. Executive’s employment commenced on August 11, 2025 and shall continue under this Agreement until, and including, August 10, 2026, unless terminated earlier in accordance with Section 4 of this Agreement (the “Term of Employment”).
4.TERMINATION.
(a)At-Will Employment. Executive’s employment by Company is on an “at-will” basis and may be immediately terminated at any time (including prior to the scheduled expiration of the Term of Employment) and for any reason (with or without cause) by Company or Executive by delivering written notice of termination to the other party.
(b)Effect of Termination. In the event of the termination of Executive’s employment for any reason, Executive (or Executive’s legal representative) shall be entitled to receive (i) on the next payroll date, wages in an amount equal to any earned but unpaid Base Salary owing by Company to Executive as of the termination date; and (ii) within the normal course, reimbursement for her business expenses incurred before the termination date as determined under Section 2(e).
(c)Other Matters. Upon termination of Executive’s employment for any reason, Executive shall be deemed to have resigned, and does hereby resign, from all officer positions with the Company and all positions and directorships held with the Related Entities. Upon request of Company, Executive shall promptly sign and deliver to Company any and all documents reflecting such resignations as of the effective date of termination. Notwithstanding the foregoing, upon termination of Executive’s employment, Executive shall not be deemed to have resigned, and does not hereby resign, from her position as a director of the Company (nor from her position as Chair of the Board, if she is still Chair at such time), unless otherwise agreed to by Executive in writing.

5.NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY.
(a)Certain Definitions.
“Company’s Business” means the online sale, marketing, or distribution of (i) prescription and non-prescription pet medications or health products or services, or (ii) foods, beverages, or supplies for dogs, cats, and horses.
“Competitor” means any company, other entity, or association or individual that directly or indirectly engages in Company’s Business.
“Confidential Information” means any information with respect to Company or any Related Entity or Company’s Business, including, but not limited to: the trade secrets of Company and any Related Entities; manuals and documentation; databases; Company’s and any Related Entity’s existing and prospective clients and customers, sales lists, supplier and vendor lists, marketing plans, business plans, industry information acquired or prepared by Company, product specifications, product ideas, price lists, and other similar and related information in whatever form. The term “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that is generally available or becomes generally available to the public other than as a result of a disclosure by Executive not otherwise permissible hereunder.
(b)Non-competition. Executive covenants and agrees that during the period of her employment with Company and during the Restricted Period (as defined below), Executive will not engage in or participate in Company’s Business or own, manage, engage in, participate in (on behalf of herself or any other person or entity), operate, control, become employed by, or render any service to (whether as owner, beneficial owner, partner, associate, agent, independent contractor, consultant, lender, employee, stockholder, director or officer or in any other capacity), or invest in any Competitor anywhere in the United States of America or Canada or any other place outside of the United States of America in which Company markets, sells, or distributes products. Notwithstanding the foregoing, nothing in this paragraph shall prohibit Executive from owning 2% or less of the stock of any public traded company. The term “Restricted Period” means the twelve (12)-month period immediately following the termination of Executive’s employment with Company, regardless of the reason for termination and regardless of who effects the termination. Notwithstanding the foregoing, nothing in this paragraph will prohibit Executive from being employed by or rendering services to a business enterprise with multiple separately managed business units (one or more of which engages in Company’s Business) so long as (i) Executive does not work in or provide services to the business unit that engages in Company’s Business, (ii) the business unit that engages in Company’s Business is not the principal business unit of the business enterprise; and (iii) Executive otherwise complies with the terms of this Agreement and does not engage in activities that actually or potentially competes with Company’s Business.
(c)Non-solicitation. Executive covenants and agrees that, during the Restricted Period, she will not on Executive’s own behalf or on behalf of any other person or entity, (A) hire, cause to be hired, or solicit or attempt to solicit the employment of any person who was employed by Company or any Related Entity at any time during the one (1)-year period immediately preceding the Restricted Period, or seek to persuade any employee of Company to discontinue employment, (B) solicit or encourage any customer, client or supplier of Company or any independent contractor providing services to Company to terminate or diminish its relationship with Company, (C) seek to persuade any customer, client or supplier, or prospective customer, client or supplier, of Company to conduct with anyone else any business or activity that such customer, client or supplier, or prospective customer, client or supplier, conducts or could conduct with Company or any Related Entity, or (D) solicit or encourage any person or entity that has or does refer business to Company for the purpose of having such person or entity refer business to a competing business.
(d)Representations and Covenants by Executive. Executive represents and warrants that: (i) Executive’s execution, delivery and performance of this Agreement do not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound; (ii) Executive is not a party to or bound by any employment agreement noncompete agreement with any other person or entity (other than Company) or other agreement that would prevent or in any manner restrict Executive from performing Executive’s duties for Company or otherwise complying with this Agreement; (iii) Executive is not in breach of and will not breach any nondisclosure agreement with any third party, including any agreement concerning trade secrets or confidential information owned by any other party; and (iv) upon the execution and delivery of this Agreement by Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.
(e)Non-disclosure of Confidential Information. Executive hereby acknowledges and represents that Executive fully understands the terms and conditions contained herein and Executive agrees that Executive will not, directly or indirectly:
(i) use, disclose, reverse engineer or otherwise exploit for Executive’s own benefit or for the benefit of anyone other than Company the Confidential Information except as authorized by Company; (ii) during Executive’s employment with Company, use, disclose, or reverse engineer
(x) any confidential information or trade secrets of any former employer or third party, or (y) any works of authorship developed in whole or in part by Executive during any former employment or for any other party, unless authorized in writing by the former employer or third party; or (iii) upon Executive’s resignation or termination (x) retain Confidential Information, including any copies existing in any form (including electronic form), that are in Executive’s possession or control, or
(y) destroy, delete or alter the Confidential Information without Company’s consent. Notwithstanding the foregoing, Executive may use the Confidential Information in the course of performing Executive’s duties on behalf of Company or any Related Entity provided that such use is made in good faith and on a reasonable basis. Notwithstanding the terms of this Agreement, Confidential Information may be disclosed by Executive when and to the limited extent compelled by written notice from a government agency or when and to the limited extent compelled by legal process or court order by a court of competent jurisdiction, provided that, to the extent legally permissible, Executive shall give Company prompt written notice of such request or order and the Confidential Information to be disclosed as far in advance of its disclosure as possible so that Company may seek an appropriate protective order. Upon separation of employment or suspension (for any reason), Executive will immediately surrender possession of all Confidential Information to Company. Nothing in this Agreement is intended to discourage or restrict Executive from reporting any theft of trade secrets pursuant to the Defend Trade Secrets Act of 2016 (the “DTSA”) or other applicable state or federal law. The DTSA prohibits retaliation against an employee because of whistleblower activity in connection with the disclosure of trade secrets, so long as any such disclosure is made either (i) in confidence to an attorney or a federal, state, or local government official and solely to report or investigate a suspected violation of the law, or (ii) under seal in a complaint or other document filed in a lawsuit or other proceeding. In addition, nothing contained in this Agreement shall be deemed to prevent Executive from disclosing any information or facts concerning matters Executive reasonably believes to be illegal discrimination, illegal harassment; illegal retaliation; a wage and hour violation; sexual assault; or acts recognized as against a clear public policy mandate.
(f)Inventions and Patents. Executive acknowledges that all (i) inventions, innovations, improvements, developments, methods, designs, analysis, drawings, reports, processes, novel concepts, ideas, copyrights, trademarks and service marks relating to any present or prospective activities of Company, including but not limited to marketing plans or techniques, processes, software, formula, techniques and improvements to the foregoing or to know how, and all similar or related information (whether or not patentable) that relate to Company’s Business, (ii) research and development and (iii) existing or future products or services that are, to any extent, conceived, developed or made by Executive while employed by Company or any Related Entity (“Work Product”) belong to Company or such Related Entity. Executive shall promptly disclose such Work Product to Company and, at the cost and expense of Company, perform all actions reasonably necessary or requested by Company (whether during or after the Term of Employment) to establish and confirm such ownership (including, without limitation, executing assignments, consents, powers of attorney and other instruments. Executive hereby assigns and agrees to assign automatically without requirement of further writing when first reduced to practice or recorded in a tangible medium, without royalty or other further consideration, to the Company all of Executive’s right, title, and interest, including all rights of copyright, patent, semiconductor mask protection, and other intellectual property rights, to or in such Work Product.
(g)Trade Secrets/Defend Trade Secrets Act. Nothing in this Agreement diminishes or limits any protection granted by law to trade secrets, or relieves Executive of any duty not to disclose, use, or misappropriate any information that is a trade secret, for as long as such information remains a trade secret. Additionally, nothing in this Agreement is intended to discourage Executive from reporting any theft of trade secrets to the appropriate government official pursuant to the Defend Trade Secrets Act of 2016 (“DTSA”) or other applicable state or federal law. Additionally, under the DTSA, a trade secret may be disclosed to report a suspected violation of law and/or in an anti-retaliation lawsuit, as follows:

        (i) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (A) is made (1) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(ii) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement shall limit, curtail or diminish the Company’s statutory rights under the DTSA, any applicable state law regarding trade secrets or common law
(h)    Additional Acknowledgements.
(i)Executive acknowledges that (x) Executive’s position is a position of trust and responsibility with access to Confidential Information of Company, (y) the Confidential Information, and the relationship between Company and each of its employees, customers, tenants, and vendors, are valuable assets of Company and may not be converted to Executive’s own use and (z) the restrictions contained in this Section 5 are reasonable and necessary to protect the legitimate business interests of Company and will not impair or infringe upon Executive’s right to work or earn a living after Executive’s employment with Company ends.
(ii)Executive acknowledges that monetary damages will not be an adequate remedy for Company in the event of a breach of this Agreement and that it would be impossible for Company to measure damages in the event of such a breach. Therefore, Executive agrees that, in addition to other rights that Company may have at law or equity, Company is entitled to seek an injunction preventing Executive from any breach of this Agreement.
(iii)In the event of a breach or violation of any restriction in Section 5(b) or 5(c) of this Agreement, the time limitations set forth in such restriction shall be extended for a period of time equal to the period of time until such breach or violation has been cured.
(iv)The parties agree that the foregoing restrictive covenants are reasonable and necessary to protect Company’s legitimate business interests. The parties, however, do not intend to include a provision that contravenes the public policy of any state. Therefore, if any provision of this Section 5 is unlawful, against public policy or otherwise declared void, such provision shall not be deemed part of this Agreement, which otherwise shall remain in full force and effect. If, at the time of enforcement of this Agreement, a court or other tribunal holds that the duration, scope or area restriction stated herein is unreasonable under the circumstances then existing, the parties agree that the court should enforce the restrictions to the extent it deems reasonable.
(v)Executive hereby agrees that prior to accepting employment with any other person or entity during the term of employment or during the Restricted Period following the termination date, Executive will provide such prospective employer with written notice of the existence of this Agreement and the provisions of this Section 5 of this Agreement, with a copy of such notice delivered simultaneously to Company in accordance with Section 8 of this Agreement.
(vi)Notwithstanding any provision of this Agreement, the obligations and commitments of this Section 5 shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of Executive’s employment for any reason or termination of this Agreement for any reason.
6.REMEDIES. Executive agrees and acknowledges that a breach on the part of Executive of the covenants contained in Section 5 may cause irreparable harm to Company and that damages arising out of such breach may be difficult to determine. Executive, therefore, further agrees that in addition to all other remedies provided at law or at equity, Company shall be entitled to seek specific performance and temporary and permanent injunctive relief, from any court of competent jurisdiction restraining any further breach of any such covenant by Executive, her employers, employees, partners, agents or other associates, or any of them, without the necessity of proving actual damage to Company by reason of any such breach.
7.ASSIGNMENT. Company may assign this Agreement and any of the rights or obligations hereunder to any third party in connection with the sale, merger, consolidation, reorganization, liquidation or transfer, in whole or in part, of Company’s control and/or ownership of its assets or business. In such event, Executive continues to be bound by the terms of this Agreement. An assignment of this Agreement by Executive or any right or obligation hereunder is strictly prohibited.
8.NOTICES. All notices and other communications provided to either party hereto under this Agreement shall be in writing and delivered by certified or registered mail, postage prepaid, by e-mail if also sent via first class U.S. mail, or by national overnight delivery service (such as Federal Express), to such party at its/her address set forth below, or at such other address as may be designated by either party in conformity with the provisions of this Section 8, with any such notices being deemed given when actually received by the recipient:
If to Company:    c/o PetMed Express, Inc.
420 South Congress Avenue Delray Beach, FL 33445
E-mail: rlawsky@petmeds.com
If to Executive:    To Executive’s address as reflected on the payroll records of
Company
9.GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Florida, without giving effect to the principles of conflicts of law under Florida law that would require or permit the application of the laws of a jurisdiction other than the State of Florida and irrespective of the fact that the parties now or at any time may be residents of or engage in activities in a different state.
10.DISPUTE RESOLUTION.

(a)Arbitration. Company and Executive agree that any dispute, controversy or claim arising out of or related in any way to Executive’s employment relationship with Company, the termination of that relationship, this Agreement, and/or any breach of this Agreement, shall be submitted to and decided by binding arbitration in Palm Beach County in the State of Florida. By accepting employment with Company, Executive accepts and consents to be bound by this agreement to arbitrate (the “Arbitration Provision”). This Arbitration Provision covers all grievances, disputes, claims or causes of action that otherwise could be brought in a federal, state or local court under applicable federal, state or local laws, arising out of or relating to Executive’s employment with Company and the termination thereof, including claims Executive may have against Company or against its officers, directors, supervisors, managers, employees or agents in their capacity as such or otherwise. The claims covered by this Arbitration Provision include, but are not limited to, claims for breach of any contract or covenant (express or implied); tort claims; claims for wages or other compensation due; claims for wrongful termination (constructive or actual); claims for discrimination or harassment (including, but not limited to, harassment or discrimination based on race, age, color, sex, gender, national origin, alienage or citizenship status, creed, religion, marital status, partnership status, military status, predisposing genetic characteristics, medical condition, psychological condition, mental condition, criminal accusations and convictions, disability, sexual orientation, or any other trait or characteristic protected by federal, state or local law); claims for violation of any federal, state, local or other governmental law, statute, regulation or ordinance; and claims or disputes concerning the validity, enforceability, arbitrability or scope of this Arbitration Provision. Claims not covered by this Arbitration Provision are claims for workers’ compensation or unemployment compensation benefits; at Company’s sole option, claims by Company for injunctive or other equitable relief for the breach or threatened breach of the covenants above; and any other claims that, as a matter of law, Company and Executive cannot agree to arbitrate. Nothing herein shall impair Executive’s right to report possible violations of law to any government agency or cooperate with any agency’s investigation.
Company and Executive expressly intend and agree that: (a) class, collective and/or representative action procedures shall not be asserted, nor will they apply, in any arbitration pursuant to this Arbitration Provision; (b) Executive will not assert class, collective and/or representative action claims against Company or its officers, directors, supervisors, managers, employees or agents in arbitration or otherwise; and (c) Executive shall only submit her own, individual claims in arbitration and will not seek to represent the interests of any other person. Further, Company and Executive expressly intend and agree that any claims by Executive will not be joined, consolidated or heard together with claims of any other employee.
The Arbitrator shall apply the substantive law of the State of Florida or federal law (and the law of remedies, if applicable) as applicable to the claims asserted and shall apply the same rules of evidence as a federal court. Arbitration shall be administered in accordance with the AAA Employment Arbitration Rules in effect at the time the arbitration is commenced. To the extent not provided for in the AAA Employment Arbitration Rules, the Arbitrator has the power to order discovery upon a showing that discovery is necessary for a party to have a fair opportunity to present a claim or defense, and the Arbitrator shall decide all discovery disputes. Executive’s agreements to arbitrate and participate only in her individual capacity are contracts under the Federal Arbitration Act and any other laws validating such agreements. No failure to strictly enforce these agreements will constitute a waiver or create any future waivers. If any part of this Arbitration Provision is adjudged to be void or otherwise unenforceable, in whole or in part, the void or unenforceable portion shall be severed and such adjudication shall not affect the validity of the remainder of this Arbitration Provision and/or this Agreement. Any arbitral award determination shall be final and binding upon the parties. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.
Notwithstanding the foregoing, any claims or actions, whether for damages, injunctive relief or other relief, for any violation or breach of the covenants set forth in Section 5 and the remedies set forth in Section 6, including but not limited to the actions described in Section 6, (i) shall be excluded from the Arbitration Provision and its applicability, and (ii) shall be resolved exclusively in the State of Florida in the state courts located in Palm Beach County, Florida or in the United States District Court for the Southern District of Florida.
(b)Injunctive Relief. Nothing in the Arbitration Provision and/or this Agreement shall prevent Company from applying to and obtaining from a court of competent jurisdiction a writ of attachment, a temporary restraining order, a permanent restraining order, a temporary injunction, a permanent injunction, or other injunctive relief available to safeguard and protect Company’s interests, including but not limited to Company’s interests in the restrictive covenants contained herein. Any action, suit or other proceeding initiated for these purposes shall be brought in the State of Florida in the state courts located in Palm Beach County, Florida or in the United States District Court for the Southern District of Florida and Executive agrees to submit herself to the exclusive personal jurisdiction and venue of those courts for such purposes.
(c)WAIVER OF JURY TRIAL. COMPANY AND EXECUTIVE UNDERSTAND AND AGREE THAT THEY ARE WAIVING ANY RIGHT TO JURY TRIAL WITH RESPECT TO ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATED IN ANY WAY TO EXECUTIVE’S EMPLOYMENT RELATIONSHIP WITH COMPANY, THE TERMINATION OF THAT RELATIONSHIP, THIS AGREEMENT, AND/OR ANY BREACH OF THIS AGREEMENT. COMPANY AND EXECUTIVE EXPRESSLY ACKNOWLEDGE AND AGREE THAT THEY ARE WAIVING ANY RIGHT THEY MAY HAVE TO A JURY TRIAL BY SIGNING THIS AGREEMENT.
11.INVALIDITY. Any provision herein which in any way contravenes the applicable laws of any country, state or jurisdiction shall be severed from this Agreement and deemed not to be considered part of this Agreement and this Agreement shall not be invalid as a whole because of any such determination.
12.INDULGENCE. No indulgence extended by either party hereto to the other party shall be construed as a waiver of any breach on the part of such other party, nor shall any waiver of one breach be construed as a waiver of any rights or remedies with respect to any subsequent breach.
13.ENTIRE AGREEMENT AND CHANGES TO BE IN WRITING.    Except as
otherwise indicated herein, this Agreement shall constitute the entire agreement between Executive and Company concerning the subject matter hereof. This Agreement supersedes and preempts any prior employment agreement or other understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by Executive and an authorized officer of Company.
14.NON-DISPARAGEMENT. Executive agrees to not make any statements, written or oral, while employed by Company and thereafter, which would be reasonably likely to disparage or damage Company and its Related Entities or the personal or professional reputation of any present or former employees, officers or members of the managing or directorial boards or committees of Company or the Related Entities. This Section 14 shall not prohibit Executive from making truthful statements in connection with a legal proceeding or in response to a reference request, and nothing in this Section 14 prohibits Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful.
15.STRICT COMPLIANCE. Executive’s or Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Executive or Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. The waiver, whether express or implied, by either party of a violation of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent violation of any such provision.
16.SURVIVAL. Any provision of this Agreement that is expressly or by implication intended to survive the termination of this Agreement shall survive or remain in effect after the termination of this Agreement.
17.COUNTERPARTS. This Agreement may be executed in separate counterparts, either one of which need not contain the signature of more than one party, but both such counterparts taken together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
18.UNDERSTANDING OF EXECUTIVE; CONSULTATION WITH COUNSEL.
Executive represents to Company that Executive has read this Agreement in its entirety, that Executive understands it and that Executive has entered into it voluntarily. Executive hereby further acknowledges and represents that Executive has had the opportunity to consult with independent legal counsel regarding Executive’s rights and obligations under this Agreement and that Executive fully understands the terms and conditions contained herein, including without limitation the obligations, restrictions, and provisions set forth in Section 5, 6, 9, and 10 of this Agreement.
[signatures follow]

WHEREOF, the parties intending to be legally bound have executed this Interim Executive Employment Agreement as of the date first set forth above.

PETMED EXPRESS, INC.

By: _/s/ Robert Lawsky_______________
Robert Lawsky
General Counsel

EXECUTIVE

By: _/s/ Leslie C.G. Campbell__________
Leslie C.G. Campbell, individually